Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report on Form 10-KSB of Golden River Resources Corporation. (the “Company”) for the fiscal year ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “report”), the undersigned, Joseph Isaac Gutnick, Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)           The report fully complies with the requirements of Section 13(a) or 15(d) of theSecurities Exchange Act of 1934; and

(2)           The information contained in the report fairly presents, in all material respects, thefinancial condition and result of operations of the Company.

Date:  September 26, 2007

/s/ J. I. Gutnick
Joseph Isaac Gutnick
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

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